Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

Alpha Network Alliance Ventures Inc.

(A Development Stage Company)

11801 Pierce St., 2nd Floor

Riverside, California 92505

We hereby consent to the inclusion in the S-1 Registration Statement Under The Securities Act of 1933 of our report dated March 28, 2012 with respect to our audit of the financial statements of Alpha Network Alliance Ventures Inc., as of December 31, 2011 and for the year ended December 31, 2011.

/s/ GZTY CPA GROUP,LLC

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GZTY CPA GROUP, LLC

July 8, 2012

Metuchen, NJ